                                                                 Exhibit 99.11

                                 AMENDMENT NO. 1
                                     TO THE
                      THIRD SUPPLEMENTAL PURCHASE AGREEMENT


      This Amendment No. 1 to the Third Supplemental Purchase Agreement (the "Amendment") is made and entered into as of August 30, 1996, by and between Nellie Mae, Inc. (the "Seller") and Nellie Mae Education Funding, LLC (the "Purchaser").

            WHEREAS, Seller and the Purchaser entered into the Third Supplemental Purchase Agreement dated as of July 15, 1996 (the "Third Purchase Agreement"); and

            WHEREAS, Seller and the Purchaser desire to amend the purchase price of the Student Loans.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    The Purchase Price of the Student Loans shall be
                  $14,231,690.64

            2. Schedule A to the Third Purchase Agreement shall be deleted and replaced with the Schedule A attached hereto.

            3. This Amendment shall become effective immediately. All other provisions of the Third Purchase Agreement shall remain unchanged and shall continue in full force and effect.

            Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Third Purchase Agreement.




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            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.




                              NELLIE MAE, INC.


                              By: /s/ John F. Remondi
                                 ------------------------------------
                                  John F. Remondi



                              NELLIE MAE EDUCATION FUNDING, LLC


                              By: /s/ Lawrence W. O'Toole
                                 ------------------------------------
                                  Lawrence W. O'Toole








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                                   Schedule A
                                   ----------


                                 AMENDMENT NO. 1
                                     TO THE
                      THIRD SUPPLEMENTAL PURCHASE AGREEMENT


              Number
                of           Principal         Interest         Purchase
 Sale No.      Loans          Balance          Balance            Price
 --------      -----          -------          -------            -----

    3          4732       $16,399,442.47      $346,248.54     $14,231,690.64
















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